Exhibit 10.28
AMENDMENT NO. 2 TO INVESTMENT AGREEMENT
     This amendment (this “Amendment”) dated as of September 28, 2011, amends the Investment Agreement, dated as of June 27, 2011, as amended as of July 14, 2011 (the “Investment Agreement”) among First BanCorp (the “Company”), a Puerto Rico chartered financial holding company, and each of the investors (or their assignors) that have signed this Amendment (the “Investors”). The Investors that have signed this Amendment, or their assignors, are all the entities that signed the Investment Agreement as Investors, and all the Investors that are signing this Amendment as assignees have been assigned, and have assumed, all the rights and obligations of their respective assignors under the Investment Agreement.
     Pursuant to Section 12.13 of the Investment Agreement, the parties hereto amend the Investment Agreement as follows: Notwithstanding anything to the contrary set forth in the Investment Agreement, but subject to the satisfaction or waiver of the conditions set forth in the Investment Agreement, on the Closing Date, the Investors shall purchase their shares of Acquired Common Stock in two (2) tranches, with (i) the first tranche (the “First Tranche”) consisting of an aggregate 16,600,725 shares of Acquired Common Stock for all Investors together (the “First Tranche Shares”) and (i) the second tranche (the “Second Tranche”) consisting of an aggregate 3,619,575 shares of Acquired Common Stock for all Investors together (the “Second Tranche Shares”). For each Investor, the number of shares of Acquired Common Stock for which such Investor is obligated to purchase and the Aggregate Purchase Price to be paid by such Investor in connection with each of the First Tranche and the Second Tranche shall be as set forth below such Investor’s name on its signature page to this Amendment. The closing of the sale of the First Tranche Shares shall occur concurrently with the closing of the sale of Common Stock to the Other Investors pursuant to the Other Investors’ Investor Agreements immediately prior to, or simultaneously with, the conversion of the Series G Preferred Stock. The closing of the sale of the Second Tranche Shares shall occur immediately following the conversion of the Series G Preferred Stock into Common Stock. In addition to the other conditions set forth in the Investment Agreement, (i) it shall be a condition to each Investor’s obligation to close the sale of the First Tranche Shares that such shares will not constitute more than 9.9% of the shares of Common Stock that will be outstanding after such closing and prior to the conversion of the Series G Preferred Stock into Common Stock and (ii) it shall be a condition to each Investor’s obligation to close the sale of the Second Tranche Shares that the Acquired Common Stock to be purchased by all Investors under the Investment Agreement will not constitute more than 9.9% of the shares of Common Stock that will be outstanding after such closing and after conversion of the Series G Preferred Stock into Common Stock.
     Except as and to the extent expressly modified by this Amendment, the Investment Agreement shall remain in full force and effect in all respects and the definitions of terms in the Investment Agreement and the provisions of Article 12 of the Investment Agreement shall apply, mutatis mutandis, to this Amendment.
     This Amendment and all disputes arising out of or relating to this Amendment and the subject matter hereof or the actions of the parties hereto in the negotiation, execution, administration, performance or nonperformance, enforcement, interpretation, termination and construction hereof and all matters based upon, arising out of or related to any of the foregoing (whether based on contract, tort or otherwise), including all matters of construction, validity and performance, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would apply the laws of any jurisdiction other than the State of New York.
     This Amendment may be executed in two or more counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this Amendment, but all of them together will constitute one and the same agreement.
[Signature pages follow]

          IN WITNESS WHEREOF, the Company and the Investors have executed this Amendment, intending to be legally bound by it, as of the day shown on the first page of this Amendment.

FIRST BANCORP

By: Name:	/s/ Lawrence Odell Lawrence Odell
Title:	EVP and General Counsel

INVESTORS

Ithan Creek Investors II USB, LLC

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman Name: Steven M. Hoffman
Title: Vice President & Counsel

First Tranche: Number of Shares: 401,383 Purchase Price: $1,404,840.50

Second Tranche: Number of Shares: 87,517 Purchase Price: $306,309.50

Bay Pond Partners, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman Name: Steven M. Hoffman
Title: Vice President & Counsel

First Tranche: Number of Shares: 7,399,282 Purchase Price: $25,897,487.00

Second Tranche: Number of Shares: 1,613,318 Purchase Price: $5,646,613.00 _

Bay Pond Investors USB, LLC

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman Name: Steven M. Hoffman
Title: Vice President & Counsel

First Tranche: Number of Shares: 3,876,401 Purchase Price: $13,567,403.50

Second Tranche: Number of Shares: 845,199 Purchase Price: $2,958,196.50

Ithan Creek Investors USB, LLC

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman Name: Steven M. Hoffman
Title: Vice President & Counsel

First Tranche: Number of Shares: 2,708,620 Purchase Price: $9,480,170.00

Second Tranche: Number of Shares: 590,580 Purchase Price: $2,067,030.00

Wolf Creek Partners, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman Name: Steven M. Hoffman
Title: Vice President & Counsel

First Tranche: Number of Shares: 1,160,309 Purchase Price: $4,061,081.50

Second Tranche: Number of Shares: 252,991 Purchase Price: $885,468.50

Wolf Creek Investors USB, LLC

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman Name: Steven M. Hoffman
Title: Vice President & Counsel

First Tranche: Number of Shares: 1,054,730 Purchase Price: $3,691,555.00

Second Tranche: Number of Shares: 229,970 Purchase Price: $804,895.00